UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012 (September 18, 2012)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, the board of directors of Inland American Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) appointed Thomas P. McGuinness as the president of the Company, effective as of September 18, 2012.  Mr. McGuinness, 57, has served as the president of Inland American Business Manager & Advisor, Inc. (our “Business Manager”) since January 1, 2012.  In that capacity, he has overseen the management of our day to day operations, including our strategic business plan, investment decisions, and asset management, financing and accounting functions.  Mr. McGuinness will continue to serve as the president of the Business Manager.  Mr. McGuinness joined Inland Property Management, Inc. in 1982, and has served as its president since 1991.  Mr. McGuinness also has served as president (since 1990) and chairman (since 2001) of Mid-America Management Corporation.  From August 2005 through December 2011, Mr. McGuinness served as the president of Inland American HOLDCO LLC (“HOLDCO”), the sole member of each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, and as the chairman, a director and the chief executive officer of the four members of HOLDCO, which are controlled by The Inland Group, Inc. (collectively, the “Parent Companies”).

In his role with HOLDCO, Mr. McGuinness oversaw a staff of 150, with four senior vice presidents reporting directly to him with regard to the day-to-day operations of that company and our four property managers.  In addition, he was responsible for the performance and activities of diverse platforms created within the Company, including Inland American Winston Hotels, Inc., Inland American Lodging Corporation and Inland American Communities Group, Inc., as well as for new acquisitions and partnerships.

Mr. McGuinness is a licensed real estate broker.  He previously served as the president of the Chicagoland Apartment Association and as the regional vice president of the National Apartment Association.  He also served on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund and its Pension Fund.  He holds CLS and CSM accreditations from the International Council of Shopping Centers (“ICSC”).

There is no arrangement or understanding between Mr. McGuinness and any other persons pursuant to which he became our president.  Mr. McGuiness is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.  He is not a party to any material plan, contract or arrangement that was entered into in connection with his appointment.

Mr. McGuinness replaces Brenda G. Gujral, who decided to step down as president, effective as of September 18, 2012, to focus on her new role as president of Inland Private Capital Corporation.  Ms. Gujral will continue to serve on the board of directors for the Company and recommended Mr. McGuinness as her replacement to the board of directors.

Item

5.07.

Submission of Matters to a Vote of Security Holders.

On September 18, 2012, the Company held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors for a term ending at the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.  The voting results for each of the seven persons nominated to serve as directors are as follows:

Nominee	For	Against	Abstain
J. Michael Borden	475,425,370	13,976,387	16,045,158
Thomas F. Glavin	477,120,799	12,378,065	15,948,052
Brenda G. Gujral	475,795,453	13,750,529	15,900,934
Thomas F. Meagher	474,436,732	14,747,139	16,263,044
Robert D. Parks	476,486,429	13,088,584	15,871,903
Paula Saban	476,661,903	12,995,558	15,789,455
William J. Wierzbicki	476,031,617	12,987,861	16,427,437

Our stockholders also ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Stockholders holding 484,078,113 shares voted in favor of the proposal, stockholders holding 8,076,592 shares voted against the proposal and stockholders holding 13,292,211 shares abstained from voting on this proposal.

Item 7.01.

Regulation FD Disclosure.

On September 20, 2012, the Company issued a press release announcing the results of the Company’s 2012 annual meeting.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.   In addition, the Company has created the material attached hereto as Exhibit 99.2, and incorporated herein solely for purposes of this Item 7.01 disclosure, for use in connection with its investor relations program.

The information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item

9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press Release of Inland American Real Estate Trust, Inc., dated September 20, 2012

99.2

Investor relations material of Inland American Real Estate Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	September 20, 2012	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Inland American Real Estate Trust, Inc., dated September 20, 2012

99.2

Investor relations material of Inland American Real Estate Trust, Inc.